FOR IMMEDIATE RELEASE

PHARMACOPEIA APPOINTS CAROL A. AMMON
TO BOARD OF DIRECTORS

Princeton, New Jersey. October 24, 2005 - Pharmacopeia (Nasdaq: PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced the election of Carol A. Ammon to its board of directors. Ms. Ammon’s appointment, which expands the board to nine members, further strengthens Pharmacopeia’s position as a leading developer of high-value drug candidates and provides the company with valuable expertise in the areas of product commercialization and marketing.

Ms. Ammon currently acts as chairman of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company engaged in the research, development, sale and marketing of branded and generic pharmaceuticals used primarily to treat and manage pain. She had an extremely successful tenure as Endo’s Chief Executive Officer from 1997 to 2005, prior to which she led the strategic buyout team that formed the company in 1997. Before her tenure with Endo, Ms. Ammon spent 23 years in the pharmaceutical division of E.I. du Pont de Nemours and Company during which she held various high-level positions in the areas of research and development, finance, manufacturing, and sales and marketing.

“Carol’s commercial experience directing a leading-edge specialty pharmaceutical company will complement the Pharmacopeia board of directors,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “Carol’s input and direction will be extremely valuable not only as it pertains to the continued advancement of the company’s existing pipeline but also in examining and pursuing potential strategic product acquisition opportunities.”

Ms. Ammon was named “CEO of the Year” in 2004 by the Eastern Technology Council (ETC), an organization of 800 technology and life sciences companies in the Philadelphia region. Under her leadership, Endo Pharmaceuticals received the ETC’s “Company of the Year” award in 2003. Ms. Ammon also received the 2003 Greater Philadelphia Ernst & Young “Entrepreneur of the Year” award in the health sciences category, as well as the 2005 Paradigm Award, the Philadelphia region’s most prestigious award for businesswomen.

“I look forward to serving on Pharmacopeia’s board of directors. I strongly support the company’s strategic plan, and I think the Pharmacopeia team can achieve its vision,” said Ms. Ammon. “I hope that my experience in building a successful specialty pharmaceutical company will benefit Pharmacopeia as it seeks to develop its high-value product portfolio.”

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October 24, 2005
Pharmacopeia Appoints Carol A. Ammon
to Board of Directors

Pharmacopeia creates and delivers novel therapeutics to address significant medical needs. Using proprietary technologies and processes, Pharmacopeia discovers and develops novel drug candidates to advance internally as well as with strategic partners. The company is advancing multiple internal programs - focused primarily on immunobiology and immunological diseases - to validation in clinical trials. Pharmacopeia's later stage portfolio currently comprises multiple partnered programs that have been advanced into human clinical trials with further programs in late-stage pre-clinical development. Beyond these, the company has several internal programs in advanced pre-clinical optimization and multiple partnered programs in discovery that are expected to drive the company’s clinical portfolio in the future.

Contact:
Michio Soga
Executive Vice President and Chief Financial Officer
Pharmacopeia Drug Discovery, Inc.
(609) 452-3643
irreq@pharmacop.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management's current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia's strategic plans, Pharmacopeia’s intentions regarding the establishment and continuation of drug discovery collaborations with leading pharmaceutical and biotechnology organizations, in particular, the continuation and funding level of such continuation of Pharmacopeia’s existing collaborations with Schering-Plough and N.V. Organon, Pharmacopeia’s ability to build its pipeline of novel drug candidates, both through its own internally-funded drug discovery programs and third party collaborations, Pharmacopeia's ability to raise additional capital, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its Report on Form 10-Q filed on August 5, 2005, its Report on Form 10-K filed on March 23, 2005 and subsequent filings under the Securities and Exchange Act of 1934. All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.